Exhibit 10.1

BOARD OF DIRECTORS - RETAINER AGREEMENT

This agreement ("Agreement") is made as of August 7, 2009 between NF Energy Saving Corporation of America, a Delaware corporation, with its principal place of business at 21-Jia Bei Si Dong Road, Tie Xi Qu Shenyang, P. R. China ("NF"), and Mia Kuang, Ching, with an address of  12th Floor, Shartex Plaza No.88 Rd(South), Shanghai Pr China. ("Director"), whereby Director agrees to serve as a director of NF and provide all necessary services in connection therewith, according to the following:

I.	Termination of Letter Agreement

NF and Director each agree that this Agreement is intended to memorialize the terms of their agreement and the terms and conditions set forth in this Agreement supersede the terms and conditions set forth in any prior written or of any prior oral understanding in their entirety.

II.	Services Provided

Subject to the rights of its stockholders set forth in the constituent documents of NF or the laws of the State of Delaware, NF agrees to engage Director to serve, and Director agrees to serve, as a member of the Board of Directors and the Chairman of Audit Committee of NF (the "Board of Directors") and to provide those services required of a director pursuant to (i) NF’s Certificate of Incorporation and Bylaws, as each may be amended from time to time (the "Certificate and Bylaws"), (ii) the General Corporation Law of the State of Delaware ("DGCL"), the federal securities laws and other state and federal laws and regulations, as applicable, and (iii) as otherwise directed by the Board of Directors and shareholders of NF (collectively, the "Services").

III.	Nature of Relationship

Director is an independent contractor and this Agreement will not create any partnership, joint venture or employer/employee relationship for purposes of employee benefits, income tax withholding, F.I.C.A. taxes or otherwise.  Except as provided by law, Director, as a director, shall have no right, authority or power to enter into any agreement or incur any obligation on behalf of NF or its Affiliates (as defined below) or to bind NF or its Affiliates.  For purposes hereof, "Affiliate" shall mean with respect to any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association or other entity (each, a "Person"): (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person; (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of or other ownership interests in such Person; (iii) any officer, director, member or partner of such Person; (iv) if such Person is an officer, director, member or partner, any other Person for which such Person acts in any such capacity; or (v) any company in which NF has and maintains an investment through itself or any other Affiliate.

NF will supply, at no cost to Director: periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under NF’s Certificate and Bylaws or the charter of any committee of the board on which Director serves and any other materials which may, by mutual agreement, be necessary for performing the Services requested under this Agreement.

IV.	Director’s Representations and Warranties; Covenants

Director represents and warrants that no other party has exclusive rights to his services in the specific areas described herein and that Director is in no way compromising any rights, duties or trust between any other party and Director.  Director further represents, warrants and agrees that no other agreement, written or otherwise, now exists or will be entered into that will create a conflict of interest with this Agreement or otherwise impair Director's ability to perform his obligations under this Agreement or otherwise with respect to NF.  Director further covenants and agrees that Director will comply with all applicable state and federal laws and regulations, as applicable, including, but not limited to, Director's fiduciary duties to NF set forth in the DGCL and Sections 10 and 16 of the Securities and Exchange Act of 1934, as amended.

During the term of this Agreement and for a period of six months thereafter (the "Non-Competition Period"), Director shall not, without obtaining NF’s prior written consent, directly or indirectly, as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer or otherwise, participate in, assist, aid, engage in, prepare to engage in or advise in any way any business or enterprise that is in competition with the Company anywhere that the Company is conducting business during the Non-Competition Period.

V.	Compensation

A.	Cash

NF agree pay Director $24,000 per year, Director will receive the payment monthly, 2,000 per month.

B.	Stock Options

On the Effective Date (as defined below) of this Agreement, Director shall receive options to purchase 20,000 shares of NF common stock with an exercise price of US $ 1.60, exercisable for a period of 5 years. This option grant shall be subject to the terms of an equity incentive plan to be adopted by NF's Board of Directors, and made pursuant to the terms of an option agreement between NF and Director.  Half of the total number of options shall vest on each annually anniversary of the Effective Date; provided, that upon the termination of Director’s service as a director of NF, all unvested options shall be terminated and forfeited.

C.	Expenses

NF will reimburse Director for reasonable expenses approved in advance by NF's Chief Executive Officer, such approval not to be unreasonably withheld.  Invoices for approved expenses, with receipts attached, shall be submitted to and must be approved by NF’s Chief Executive Officer as to form and completeness.

VI.	Indemnification and Insurance

NF and Director will execute an indemnification agreement substantially in the form of the agreement attached hereto as Exhibit B (the "Indemnification Agreement").  In addition, NF will use its commercially reasonable efforts to procure and maintain directors’ and officer’s liability insurance, provided such insurance can be obtained on reasonable terms at regular rates.  Notwithstanding the foregoing, the failure of NF to obtain or maintain such insurance shall not be a breach of this Agreement.

VII.	Term of Agreement

The term of this Agreement shall commence on the date that Director is formally appointed to fill a directorship by the existing Board of Directors (the "Effective Date") and shall continue through the date that is the earlier to occur of: (i) a termination of this Agreement in accordance with Section VIII; and (ii) the two year anniversary of the Effective Date.  Any amendment to this Agreement must be approved in a meeting or by a written action of NF’s Board of Directors.

VIII.	Termination

This Agreement shall automatically terminate upon the earlier to occur of (i) the death of Director, (ii) Director’s resignation or removal from, or failure to be elected or reelected to, the NF Board of Directors, or (iii) upon the approval of the Board of Directors, in its sole discretion.

In the event of the termination of this Agreement, Director agrees to return any materials transferred to Director under this Agreement, except as may be necessary to fulfill any outstanding obligations hereunder.  Director agrees that NF has the right of injunctive relief to enforce this provision.

In the event of termination, Director shall be entitled to receive the number of options which have vested under the terms of the options granted to the Director as of the date of termination pursuant to Paragraph A of Section V above.  The unvested options as of the date of termination shall be forfeited by Director.

Termination shall not relieve either party of its continuing obligation under this Agreement, the Indemnification Agreement or the Confidentiality Agreement (as defined below) with respect to confidentiality of proprietary information.

IX.	Confidentiality

Director agrees to sign and abide by NF’s Director Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A (the "Confidentiality Agreement").

X.	Resolution of Dispute

Any dispute regarding this Agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of Delaware and the United States of America.  Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

XI.	Sole Agreement

This Agreement (including the Confidentiality Agreement and the Indemnification Agreement) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XII.	Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XIII.	Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above or the numbers set forth below:

Director:	Attention: Mia Kuang, Ching 12th Floor, Shartex Plaza No.88 Zunyi Rd(South), Shanghai PR China.
Telephone: +86 021 6270 2215 ext.128
Facsimile:

NF:	Attention: Li Gang, at the address of the company first written above.

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XIV.	Survival of Obligations

Notwithstanding the expiration of termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, NF’s obligation to make any fees and expense payments required pursuant to Section V hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XV.	Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.  Further, to the extent that any provision of this Agreement is inconsistent with any provision in NF's Certificate or Bylaws, such provision in the Certificate or Bylaws shall control.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the date first written above.

DIRECTOR:

By:
Name: Mia Kuang, Ching
Title: Director

NF:

NF Energy Saving Corporation of America

By:
Name: Li Gang
Title: Chief Executive Officer

[Signature page to Board of Directors - Retainer Agreement]

EXHIBIT A

BOARD OF DIRECTORS PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

WHEREAS, Mia Kuang, Ching ("Director") and NF Energy Saving Corporation of America, a Delaware corporation ("NF"), have entered into the Board of Directors – Retainer Agreement dated as of August 7, 2009 (the "Retainer Agreement"), whereby Director agrees to serve as a member of the board of directors and the Chairman of  Audit Committee of  NF;

WHEREAS, the parties agree that in connection with Director's services to NF as a director, Director will receive certain confidential and proprietary information of NF, the disclosure of which information by Director would be damaging to NF; and

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by NF to Director pursuant to the Retainer Agreement and in connection with Director's services as a director of NF.

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Director acknowledges that pursuant to its service as a director of NF: (i) Director has had and will have access to Proprietary Information (as defined below), all of which has been and shall be made accessible to Director only in strict confidence; (ii) unauthorized disclosure of the Proprietary Information will damage NF’s business; (iii) Proprietary Information would be susceptible to immediate competitive application by a competitor of NF; (iv) NF’s business is substantially dependent on access to and the continuing secrecy of Proprietary Information; (v) Proprietary Information is novel, unique to NF and known only to Director, other directors, NF and certain key employees and contractors of NF; (vi) NF shall at all times retain ownership and control of all Proprietary Information; and (vii) the restrictions contained in this Agreement and the Retainer Agreement are reasonable and necessary for the protection of NF’s legitimate business interests.

2.           Subject to the limitations set forth in Paragraph 3, all information of a confidential nature disclosed by NF to Director shall be deemed to be "Proprietary Information".  In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to NF, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

3.           The term "Proprietary Information" shall not be deemed to include information which Director can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of Director, generally known or available; (ii) is known by Director at the time of receiving such information as evidenced by her records; (iii) is hereafter furnished to Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a prior written permission to disclose provided by NF.

4.           Director shall maintain in trust and confidence and shall not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from NF.  Director may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement and the Retainer Agreement.  Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.  No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

5.           Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement and the Retainer Agreement.

6.           Director represents and warrants that she shall protect the Proprietary Information received with at least the same degree of care used to protect her own Proprietary Information from unauthorized use or disclosure.

7.           All Proprietary Information (including all copies thereof) shall remain in the property of NF, and shall be returned to NF after Director's need for it has expired, or upon request of NF, and in any event, upon completion or termination of this Agreement or the Retainer Agreement.

8.           Notwithstanding any other provision of this Agreement or the Retainer Agreement, disclosure of Proprietary Information shall not be precluded if Director has provided prior written notice of such disclosure to NF and such disclosure:

(a)           is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)           is otherwise required by law; or

(c)           is otherwise necessary to establish rights or enforced obligations under this Agreement, but only to the extent that any such disclosure is necessary.

9.           This Agreement shall continue in full force and effect for so long as Director continues to receive or is in possession of Proprietary Information.  This Agreement may be terminated at any time upon thirty (30) days written notice to the other party.  The termination of this Agreement shall not relieve Director of the obligations imposed by Paragraphs 4, 5, 6, 7 and 13 of this Agreement with respect to Proprietary Information received by Director prior to the effective date of such termination, and the provisions of these Paragraphs shall survive the termination of this Agreement and the Retainer Agreement.

10.           Director agrees to fully indemnify NF for any loss or damage, direct or indirect, suffered as a result of any breach by Director of the terms of this Agreement, including any reasonable fees incurred by NF in the collection of such indemnity.

11.           Any dispute regarding this Agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of Delaware and the United States of America.

12.           This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

13.           Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of NF, NF will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, each party hereby agrees that NF shall be entitled to specific performance of Director's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NF:

NF Energy Saving Corporation of America

By:
Name: Li Gang
Title: Chief Executive Officer

DIRECTOR:

[ ]
[ ]

By:
Name: Mia Kuang, Ching
Title: Director

EXHIBIT B

INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered as of August 7, 2009 by and between NF Energy Saving Corporation of America, a Delaware corporation ("NF"), and Mia Kuang, Ching ("Director").

RECITALS

WHEREAS, NF and Director have entered into a Board of Directors – Retainer Agreement dated as of August 7, 2009 (the "Retainer Agreement"), whereby Director will perform a valuable service to NF in her capacity as a director of NF;

WHEREAS, the stockholders of NF have adopted bylaws (the "Bylaws"), which, among other things, provide for the indemnification of the directors, officers, employees and other agents of NF, including persons serving at the request of NF in such capacities with other corporations or enterprises, as authorized by the General Corporation Law of the State of Delaware, as amended (the "Code");

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between NF and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Director to serve as a director of NF, NF has determined and agreed that it is in the best interest of NF to enter into this Agreement with Director;

NOW, THEREFORE, in consideration of Director’s service as a director after the date hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           Services to NF.  Director will serve as a director of NF or as a director, officer or other fiduciary of an affiliate of NF (including any employee benefit plan of NF) faithfully and to the best of her ability so long as she is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of NF or such affiliate; provided, however, that Director may at any time and for any reason resign from such position (subject to any contractual obligation that Director may have assumed apart from this Agreement) and that NF or any affiliate shall have no obligation under this Agreement to continue Director in any such position.

2.           Indemnity of Director.  NF hereby agrees to hold harmless and indemnify Director to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits NF to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

3.           Additional Indemnity.  In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, NF hereby further agrees to hold harmless and indemnify Director:

(a)           against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Director becomes legally obligated to pay because of any claim or claims in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of NF) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or other agent of NF, or is or was serving or at any time serves at the request of NF as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b)           otherwise, to the fullest extent as may be provided to Director by NF under the non-exclusivity provisions of the Code and the Bylaws.

4.           Limitations on Additional Indemnity.  No indemnity pursuant to Section 3 hereof shall be paid by NF:

(a)           on account of any claim against Director solely for an accounting of profits made from the purchase or sale by Director of securities of NF pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b)           on account of Director’s conduct that is established by a final judgment as negligent, fraudulent or dishonest or that constituted willful misconduct;

(c)           on account of Director’s conduct that is established by a final judgment as constituting a breach of Director’s duty of loyalty to NF, or which results in any personal profit or advantage to which Director was not legally entitled;

(d)           for which payment is actually made to Director under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e)           if indemnification is not lawful (and, in this respect, both NF and Director have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f)           in connection with any proceeding (or part thereof) initiated by Director, or any proceeding by Director against NF or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of NF, (iii) such indemnification is provided by NF, in its sole discretion, pursuant to the powers vested in NF under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5.           Continuation of Indemnity.  All agreements and obligations of NF contained herein shall continue during the period Director is a director, officer, employee or other agent of NF (or is or was serving at the request of NF as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Director was serving in the capacity referred to herein.

6.           Partial Indemnification.  Subject to the limitations on indemnity provided in Section 4, Director shall be entitled under this Agreement to indemnification by NF for the portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts to which Director is entitled and that Director becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and NF shall indemnify Director for the portion thereof to which Director is entitled.

7.           Notification and Defense of Claim.  Not later than thirty (30) days after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against NF under this Agreement, notify NF of the commencement thereof.  With respect to any such action, suit or proceeding as to which Director notifies NF of the commencement thereof:

(a)           NF will be entitled to participate therein at its own expense;

(b)           except as otherwise provided below, NF may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Director.  After notice from NF to Director of its election to assume the defense thereof, NF will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below.  Director shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from NF of its assumption of the defense thereof shall be at the expense of Director, unless (i) the employment of counsel by Director has been authorized by NF, (ii) Director shall have reasonably concluded, and NF has agreed, that there is an actual conflict of interest between NF and Director in the conduct of the defense of such action, or (iii) NF shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Director’s separate counsel shall be at the expense of NF.  NF shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of NF or as to which Director and NF shall have made the conclusion provided for in clause (ii) above; and

(c)           NF shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. NF shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director’s written consent, which may be given or withheld in Director’s sole discretion.

8.           Expenses.  NF shall advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by Director in connection with such proceeding upon receipt of an undertaking by or on behalf of Director to repay said amounts if it shall be determined ultimately that Director is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

9.           Enforcement.  Any right to indemnification or advances granted by this Agreement to Director shall be enforceable by or on behalf of Director in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore.  If Director is wholly successful in such enforcement action, Director shall also be entitled to be paid the expense of prosecuting her claim.  It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to NF) that Director is not entitled to indemnification because of the limitations set forth in Section 4 hereof.  Neither the failure of NF (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Director is proper in the circumstances, nor an actual determination by NF (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Director is not entitled to indemnification under this Agreement or otherwise.

10.           Subrogation.  In the event of payment under this Agreement, NF shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable NF effectively to bring suit to enforce such rights.

11.           Non-Exclusivity of Rights.  The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of NF’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in her official capacity and as to action in another capacity while holding office.

12.           Survival of Rights.

(a)           The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director, officer, employee or other agent of NF or to serve at the request of NF as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Director’s heirs, executors and administrators.

(b)           NF shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of NF, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that NF would be required to perform if no such succession had taken place.

13.           Severability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then NF shall nevertheless indemnify Director to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14.           Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15.           Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16.           Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.  Only one such counterpart need be produced to evidence the existence of this Agreement.

17.           Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)           If to Director, to:

Attention: Mia Kuang, Ching 12th Floor, Shartex Plaza No.88 Zunyi Rd(South), Shanghai PR China
Facsimile:

(b)            If to NF, to:

NF Energy Saving Corporation of America
at 21-Jia Bei Si Dong Road, Tie Xi Qu Shenyang, P. R. China
Attention:  Li Gang
Facsimile:  8624-25609750

or to such other address as may have been furnished to Director by NF.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NF Energy Saving Corporation of America

By:
Name: Li Gang
Title: Chief Executive Officer

DIRECTOR:

By:
Name: Mia Kuang, Ching
Title: Director